Exhibit 99.6

CONSENT TO BE NAMED AS

A PERSON ABOUT TO BECOME A DIRECTOR

The undersigned hereby consents to be named in the Registration Statement on Form S-4 to which this Consent has been filed as an exhibit, or any amendment thereto, as a person who shall become a director of Cerecor Inc., such appointment to become effective upon consummation of the merger, as described in the Registration Statement on Form S-4 and the Proxy Statement/Prospectus contained therein.

/s/ Sol J. Barer
Sol J. Barer

Date: December 20, 2019